EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114911 on Form S-8 of FPL Group, Inc. of our report dated June 27, 2006, appearing in this Annual Report on Form 11-K of the FPL Group Bargaining Unit Employee Thrift Plan for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Miami, Florida
June 27, 2006